Exhibit 99.3
Simpson Manufacturing Co., Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On April 1, 2022, Simpson Manufacturing Co., Inc. (together with its subsidiaries, “Simpson” or the “Company”) completed its previously announced acquisition of FIXCO Invest S.A.S, (together with its subsidiaries, "Etanco" or the “Acquisition”) for a purchase price of $805.4 million, net of cash acquired. The Acquisition was completed pursuant to the securities purchase agreement dated January 26, 2022, as amended (the “SPA”), by and among the Company, Fastco Investment, Fastco Financing, LRLUX and certain other security holders. The purchase price for the Acquisition was paid by the Company from cash on hand and borrowings under the Amended and Restated Credit Agreement, among the Company, the subsidiaries of the Company party thereto as guarantors, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent. Those borrowings were in the amount of $250.0 million under the revolving credit facility and $450.0 million under the term loan facility.
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Simpson and Etanco and present the Company’s pro forma financial position and results of operations resulting from the Acquisition and the related financing.
The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2021 (the “Pro Forma Balance Sheet”) gives effect to the Acquisition as if it had occurred on December 31, 2021, combining the audited consolidated balance sheet of Simpson as of December 31, 2021 and the unaudited condensed consolidated balance sheet of FIXCO Invest S.A.S. as of September 30, 2021.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2021 (the “Pro Forma Statement of Operations”), gives effect to the Acquisition as if it had occurred on January 1, 2021, combining the audited results of Simpson for the year ended December 31, 2021 and the unaudited results of FIXCO Invest S.A.S. for the year ended September 30, 2021, as derived from their audited consolidated financial statements for the year ended March 31, 2021 and unaudited interim condensed consolidated financial statements for the six months ended September 30, 2020 and September 30, 2021. The Pro Forma Statement of Operations and the Pro Forma Balance Sheet are hereafter collectively referred to as the “Pro Forma Financial Information.”
The accompanying unaudited Pro Forma Financial Information was prepared in accordance with Article 11 of the U.S. Securities and Exchange Commission’s Regulation S-X. The Pro Forma Financial Information included herein was prepared using the acquisition method of accounting for the business combination. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited Pro Forma Financial Information. Management believes that these assumptions and adjustments are reasonable and appropriate under the circumstances and are factually supported based on information currently available. The preliminary purchase price allocation was made using the best estimates of fair value, which are dependent upon certain valuations that are not yet final. As a result, the unaudited pro forma purchase price allocations related to the acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed.
The Pro Forma Financial Information has been compiled in a manner consistent with accounting policies and presentation adopted by Simpson in conformity with U.S. generally accepted accounting principles (“GAAP”).
The Pro Forma Financial Information does not purport to represent what Simpson’s combined results of operations would have been if the Acquisition had occurred on January 1, 2021, or what those results will be for any future periods, or what Simpson’s combined balance sheet would have been if the Acquisition had occurred on December 31, 2021.
The following information should be read in conjunction with the Pro Forma Financial Information:
• The accompanying notes to the Pro Forma Financial Information;
• The historical audited consolidated financial statements of Simpson included in our Annual Report on Form 10–K as of and for the fiscal year ended December 31, 2021, and filed with the Securities and Exchange Commission on February 28, 2022;
• The historical audited consolidated financial statements of FIXCO Invest S.A.S. as of and for the year ended March 31, 2021, which were prepared in accordance with French GAAP in EUR as the reporting currency, is filed as Exhibit 99.1 to this Current Report on Form 8–K/A; and
• The historical unaudited interim condensed consolidated financial statements of FIXCO Invest S.A.S as of September 30, 2021 and for the six months ended September 30, 2021 and September 30, 2020, which were prepared in accordance with French GAAP in EUR as the reporting currency, is filed as Exhibit 99.2 to this Current Report on Form 8–K/A.

Simpson Manufacturing Co., Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2021
(In thousands)

	December 31, 2021 Simpson	September 30, 2021 Etanco in €EUR (Note 4)	September 30, 2021 Etanco in $USD (Note 4)	Transaction Accounting Adjustments – Financing in $USD (Note 5)	Ref	Transaction Accounting Adjustments – Acquisition in $USD (Note 5)	Ref	Pro Forma Combined in $USD
ASSETS
Current assets:
Cash and cash equivalents	$301,155	€21,512	$24,900	$693,234	(a)	$(824,405)	(a)	$194,884
Trade accounts receivable, net	231,021	54,352	62,913	—		—		293,934
Inventory	443,756	66,309	76,753	—		11,500	(b)	532,009
Other current assets	22,903	11,396	13,191	—		—		36,094
Total current assets	$998,835	€153,569	$177,757	$693,234		$(812,905)		$1,056,921
Property and equipment, net	259,869	44,213	51,177	—		39,803	(b)	350,849
Operating lease right-of-use assets	45,438	—	—	—		6,356	(c)	51,794
Goodwill	134,022	183,038	211,868	—		140,828	(b)	486,718
Intangible assets, net	26,269	125,811	145,627	—		230,673	(b)	402,569
Other noncurrent assets	19,692	386	447	—		—		20,139
Total assets	$1,484,125	€507,017	$586,876	$693,234		$(395,245)		$2,368,990
LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$57,215	€31,694	$36,686	$-		$-		$93,901
Current portion of long-term debt	-	36,215	41,919	22,500	(e)	(41,919)	(e)	22,500
Accrued liabilities and other current liabilities	187,387	21,584	24,984	—		7,810	(c, d)	220,181
Total current liabilities	$244,602	€89,493	$103,589	$22,500		$(34,109)		$336,582
Operating lease liabilities	37,091	-	-	-		5,397	(c)	42,488
Long-term debt, net current portion	-	254,623	294,728	670,734	(e)	(294,728)	(e)	670,734
Deferred income tax and other long-term liabilities	18,434	25,598	29,630	—		94,075	(b)	142,139
Total liabilities	$300,127	€369,714	427,947	$693,234		$(229,365)		$1,191,943
Commitments and contingencies
Preferred shares classified as temporary equity	-	94,226	109,067	—		(109,067)	(f)	-
Non-controlling interests classified as temporary equity	-	1,529	1,770	—		(1,770)	(f)	-
Stockholders' equity
Common stock	432	17,846	20,657	—		(20,657)	(f)	432
Additional paid in capital	294,330	14,856	17,196	—		(17,196)	(f)	294,330
Retained earnings	906,841	9,638	11,156	—		(18,107)	(f)	899,890
Accumulated other comprehensive loss	(17,605)	(792)	(917)	—		917	(f)	(17,605)
Total stockholders' equity	$1,183,998	€41,548	$48,092	$-		$(55,043)		$1,177,047
Total liabilities, temporary equity and stockholders’ equity	$1,484,125	€507,017	$586,876	$693,234		$(395,245)		$2,368,990

See accompanying notes to the unaudited Pro Forma Financial Information

Simpson Manufacturing Co., Inc. Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2021 (In thousands, except for share and per share amounts)

	Year Ended
(in thousands)	December 31, 2021 Simpson	September 30, 2021 Etanco in €EUR (Note 4)	September 30, 2021 Etanco in $USD (Note 4)	Transaction Accounting Adjustments – Financing in $USD (Note 5)	Ref	Transaction Accounting Adjustments – Acquisition in $USD (Note 5)	Ref	Pro Forma Combined in $USD
Net sales	$1,573,217	€255,580	$305,115	$-		$-		$1,878,332
Cost of sales	(818,187)	(153,201)	(182,894)	-		(11,500)	(g)	(1,012,581)
Gross profit	$755,030	€102,379	$122,221	$-		$(11,500)		$865,751
Operating expenses:
Research and development and other engineering	(59,381)	-	-	-		-		(59,381)
Selling	(135,004)	(16,572)	(19,784)	-		-		(154,788)
General and administrative	(193,176)	(40,109)	(47,883)	-		(12,719)	(g)	(253,778)
Total operating expenses	$(387,561)	€(56,681)	$(67,667)	$-		$(12,719)		$(467,947)
Acquisition related costs	-	(757)	(904)	-		(6,951)	(g)	(7,855)
Net gain on disposal of assets	324	-	-	-		-		324
Income from operations	$367,793	€44,941	$53,650	$-		$(31,170)		$390,273
Interest expense, net and other	(3,662)	(22,862)	(27,293)	(14,863)	(g)	27,293	(g)	(18,525)
Foreign exchange gain (loss), net and other	(5,582)	(808)	(965)	-		-		(6,547)
Income before taxes	$358,549	€21,271	$25,392	$(14,863)		$(3,877)		$365,201
Provision for income taxes	(92,102)	(9,698)	(11,578)	-		3,533	(h)	(100,147)
Net income	$266,447	€11,573	$13,814	$(14,863)		$(344)		$265,054

Net income per common share
Basic	$6.15		$0.31	$(0.34)		$(0.01)		$6.11
Diluted	$6.12		$0.31	$(0.34)		$(0.01)		$6.08

Number of shares outstanding
Basic	43,325		43,325	43,325		43,325		43,325
Diluted	43,532		43,532	43,532		43,532		43,532

See accompanying notes to the unaudited Pro Forma Financial Information

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION
Note 1. Basis of Presentation

The Pro Forma Financial Information has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”) which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at fair value as of the acquisition date with limited exceptions. The acquisition method of accounting uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”).

ASC 820 defines fair value, establishes the framework for measuring fair value for any asset acquired or liability assumed under U.S. GAAP, and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgement could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.
The period end exchange rate applicable to the purchase price and to Etanco for the Pro Forma Balance Sheet and the average exchange rate during the period presented for the Pro Forma Statement of Operations are as follows:

		EUR/USD
As of April 1, 2022	Period End Exchange Rate	$1.1035
Year ended September 30, 2021	Average Exchange Rate	$1.1938
As of September 30, 2021	Period End Exchange Rate	$1.1575
Note 2. Preliminary Purchase Price Allocation

The acquisition of Etanco will be accounted for as a business combination and will reflect the application of acquisition accounting in accordance with ASC 805. The calculation of preliminary purchase price allocation is based on the terms of the SPA.

The following table summarizes the allocation of the purchase price on the basis of a preliminary assessment of the fair values of the assets acquired and liabilities assumed as if the acquisition occurred on December 31, 2021:

(in thousands)	Amount
Cash and cash equivalents	$ 24,900
Trade accounts receivable, net	62,913
Inventory	88,253
Other current assets	13,191
Property and equipment, net	90,980
Operating lease right-of-use assets	6,356
Goodwill	352,696
Intangible assets, net	376,300
Other noncurrent assets	447
Total assets	1,016,036
Trade accounts payable	36,686
Accrued liabilities and other current liabilities	25,843
Operating lease liabilities	5,397
Deferred income tax and other long-term liabilities	123,705
Total purchase price	$ 824,405

The following table represents details of the acquired intangible assets:

(in thousands)	Estimated useful life (in years )	Amount
Customer relationships	15-17	$231,500
Trade names	Indefinite	98,400
Developed technology	10-15	46,300
Non-competition agreements	2	100
		$376,300

The preliminary useful lives of acquired buildings and site improvements range from 15 to 35 years and the preliminary useful lives of acquired machinery and equipment range from 3 to 9 years. Based on our current estimates of the remaining useful lives of property and equipment as compared to the historical useful lives, we have not made a transaction accounting adjustment to depreciation expense as we do not currently expect a material change in annual depreciation expense due to the Acquisition. We will continue to refine our estimate of remaining useful lives as we complete the valuation of property and equipment during the measurement period (up to one year from the acquisition date). The fair value of identifiable intangible assets is determined using the “income approach,” which requires a forecast of expected future cash flows. The estimates and assumptions used in this valuation include the projected timing and amount of future cash flows and discount rates reflecting risk inherent in the future cash flows related to the intangible assets. The estimated goodwill reflected on this Pro Forma Balance Sheet is calculated as if the transaction had occurred as of the pro forma balance sheet date and therefore, will be different from goodwill based on the actual net assets acquired at closing. The goodwill recorded in connection with this transaction is not deductible for income tax purposes.
The amounts above are considered preliminary and the actual amount of goodwill to be recorded in connection with the Acquisition is subject to change once the valuation of the fair value of tangible and intangible assets acquired and liabilities assumed has been completed. The final valuation of such assets and liabilities is expected to be completed as soon as practicable but no later than one year after the consummation of the Acquisition.
Note 3. Financing Activities
On March 30, 2022, the Company entered into the Amended and Restated Credit Facility. The Amended and Restated Credit Agreement amends and restates the Company's previous Credit Agreement, dated as of July 27, 2012. The Acquisition was partially funded using borrowings under the Amended and Restated Credit Facility in the amount of $250.0 million, under the revolving credit facility and $450.0 million under the term loan facility. In addition, the Company incurred $6.8 million of debt issuance costs reflected in long term debt, net that will be deferred and amortized over the 5-year terms of the Amended and Restated Credit Facility.

Note 4. French GAAP to U.S. GAAP Reconciliation and Presentation Reclassifications

The historical financial statements of Etanco are presented in EUR and have been prepared in accordance with French GAAP. Accordingly, certain adjustments have been made in order to (i) conform presentation to that applied by Simpson; (ii) reconcile the financial statements to U.S. GAAP; and (iii) translate the financial statements to U.S. dollars.

Etanco Condensed Consolidated Balance Sheet

	As of September 30, 2021
(In thousands)	Under French GAAP in EUR *	U.S. GAAP Adjustments in EUR	Ref	Under U.S. GAAP in EUR	Under U.S. GAAP in USD
ASSETS
Current assets:
Cash and cash equivalents	€21,512	€-		€21,512	$24,900
Trade accounts receivable, net	54,352	-		54,352	62,913
Inventory	66,309	-		66,309	76,753
Other current assets	11,396			11,396	13,191
Total current assets	€153,569	€-		€153,569	$177,757
Property and equipment, net	40,567	3,646	4(e)	44,213	51,177
Operating lease right-of-use assets	—	—		—	—
Goodwill	182,575	463	4(c)	183,038	211,868
Intangible assets, net	125,811	—		125,811	145,627
Other noncurrent assets	3,255	(2,869)	4(d,g,h,j)	386	447
Total assets	€505,777	€1,240		€507,017	$586,876
LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	€31,694	€-		€31,694	$36,686
Current portion of long-term debt	36,215	-		36,215	41,919
Accrued liabilities and other current liabilities	21,402	182	4(c)	21,584	24,984
Total current liabilities	89,311	182		89,493	103,589
Operating lease liabilities	-	-		-	-
Long-term debt, net of current portion	254,623	—		254,623	294,728
Deferred income tax and other long-term liabilities	21,618	3,980	4(e-j)	25,598	29,630
Total liabilities	€365,552	€4,162		€369,714	$427,947
Commitments and contingencies
Preferred shares classified as temporary equity	-	94,226	4(a)	94,226	109,067
Non-controlling interests classified as temporary equity	-	1,529	4(c)	1,529	1,770
Stockholders' equity
Common stock	65,025	(47,179)	4(a)	17,846	20,657
Additional paid in capital	64,547	(49,691)	4(a,b)	14,856	17,196
Retained earnings	10,284	(646)	4(b-j)	9,638	11,156
Accumulated other comprehensive loss	(654)	(138)	4(f)	(792)	(917)
Equity attributable to owners of the parent company	139,202	(97,654)		41,548	48,092
Non-controlling interests	1,023	(1,023)	4(c)	—	—
Total stockholders' equity	140,225	(98,677)		41,548	48,092
Total liabilities, temporary equity and stockholders’ equity	€505,777	€1,240		€507,017	$586,876

* Certain changes were made to align the presentation of Etanco’s financial information with Simpson’s presentation

Etanco Condensed Consolidated Statement of Operations

	For the Year Ended September 30, 2021
(in thousands)	Under French GAAP in EUR *	U.S. GAAP Adjustments in EUR	Ref	Under U.S. GAAP in EUR	Under U.S. GAAP in USD
Net sales	€255,580	€-		€255,580	$305,115
Cost of sales	(153,188)	(13)	4(e)	(153,201)	(182,894)
Gross profit	€102,392	€(13)		€102,379	$122,221
Operating expenses:
Research and development and other engineering	-	-		-	-
Selling	(16,572)	—		(16,572)	(19,784)
General and administrative	(37,220)	(2,889)	4(b,c,f)	(40,109)	(47,883)
Total operating expenses	€(53,792)	€(2,889)		€(56,681)	$(67,667)
Acquisition related costs	—	(757)	4(d)	(757)	(904)
Net gain on disposal of assets	—	—		-	-
Income from operations	€48,600	€(3,659)		€44,941	$53,650
Interest expense, net and other	(23,625)	763	4(g,h)	(22,862)	(27,293)
Foreign exchange gain (loss), net and other	(808)	—		(808)	(965)
Income before taxes	€24,167	€(2,896)		€21,271	$25,392
Provision for income taxes	(9,775)	77	4(i,j)	(9,698)	(11,578)
Net income	€14,392	€(2,819)		€11,573	$13,814

* Certain changes were made to align the presentation of Etanco’s financial information with Simpson’s presentation
** Due to materiality of net income attributable to non-controlling interests (“NCI”), this has been presented within Foreign exchange gain (loss), net and other

The following adjustments have been made to reconcile Etanco’s financial information, as reported under French GAAP, with U.S. GAAP:

a.Preferred shares classified as temporary equity

Under French GAAP, the issuance of preferred shares is accounted for as equity, similar to the accounting for the issuance of ordinary shares.

Under U.S. GAAP, preferred shares are classified as temporary equity, as they contain redemption features that are outside of the issuer’s control.

b.Share-based compensation expense

Under French GAAP, compensation expense is not recognized in connection with the grant of options, shares or other equity instruments.

Under U.S. GAAP, compensation expense is recognized for these transactions.

c.Compensation for post combination services

Under French GAAP, a put and call option NCI is considered as an off-balance sheet item until the option is exercised.

Under U.S. GAAP, a put and call option on NCI is considered as compensation expense.

d.Acquisition-related costs

Under French GAAP, acquisition-related costs of securities, net of tax, as part of a business combination, are included in the investments in subsidiaries.

Under U.S. GAAP, such costs are expensed as incurred.

e.Leases

Under French GAAP, operating lease expenses are expensed as incurred. Finance leases of fixed assets are capitalized for their value stipulated in the contract and depreciated over the same rules as if they were owned. These fixed assets are considered purchased on credit and a corresponding liability is recognized that gives rise to finance expense.

Under U.S. GAAP (ASC Topic 840), lessees classify leases as either operating or capital leases. Operating leases are off balance sheet and rental payments are charged to expense over the lease term, generally on a straight-line basis. The lessee records a capital lease as an asset and a liability for an amount equal to the present value of the minimum lease payments at the beginning of the lease term. The asset is depreciated over either the estimated useful life of the leased property (if it is reasonably certain that the asset will become the property of the lessee at the end of the lease term) or over the lease term. The periodic rental payments made during the lease term are allocated between a reduction in the obligation and interest expense using the effective interest method.

f.Defined benefit pension plan

Under French GAAP, the provision for retirement commitments on the balance sheet corresponds to the present value of the commitments less the fair value of the plan benefits. Changes in actuarial assumptions are recorded in profit or loss of the period.

Under U.S. GAAP, the provision related to the defined benefit obligation is the present value of benefits that have accrued to employees for services rendered through that date based on actuarial methods of calculation. The changes in actuarial assumptions (prior service costs and actuarial gains and losses) are accounted for in other comprehensive income of the period. The past service costs related to benefits that have vested are amortized over the remaining service period or life expectancy. The actuarial gains and losses are amortized out of other comprehensive income using the corridor method.

g.Debt issuance costs

Under French GAAP, the debt issuance costs are recorded as assets and amortized over the term of debt on a straight-line basis.

Under U.S. GAAP, debt issuance costs are deducted from the carrying amount of the debt. A debtor generally amortizes premiums, discounts and debt issuance costs over the stated term of the debt using the effective interest method, with the amortization classified as a component of interest expense.

h.Interest rate swaps and cap on borrowings

Under French GAAP, interest rate swaps and caps are considered off-balance sheet. The effects of such derivative instruments qualified as hedging instruments are recognized in the statement of operations symmetrically to the hedged item.

Under U.S. GAAP, those instruments held by Etanco do not qualify for hedge accounting and are recognized on balance sheet at fair value, with changes in fair value recognized in profit or loss.
i.Tax uncertainties

Under French GAAP, provisions for tax litigation and claims are recognized when Etanco has a current obligation in respect of litigation, administrative inquiries, disputes and other claims arising from past events not yet settled, where it is probable that an outflow of economic benefits will be required to settle the obligation and these benefits can be reliably estimated.

Under U.S. GAAP, Etanco recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

j.Tax effects of U.S. GAAP adjustments.

Note 5. Transaction Accounting Adjustments
The following transaction accounting adjustments have been made to reflect the Acquisition:

a)Cash and cash equivalents

(In thousands)
Proceeds from the additional debt financing net of $6.8M debt issuance cost	$693,234
Cash paid for the Acquisition:
Purchase price	(824,405)

b)Fair value adjustments as a result of purchase price allocation

(In thousands)
Inventory - fair value adjustment	$11,500
Property and equipment - fair value adjustment	39,803
Goodwill
Reversal of Etanco's historical goodwill	(211,868)
Goodwill recognized in the Acquisition	352,696
Total	$140,828
Intangible assets
Reversal of Etanco's historical intangible assets	(145,627)
Acquired identifiable intangible assets	376,300
Total	$230,673
Deferred income tax and other long-term liabilities
Deferred tax liability on acquired intangible assets	$94,075

c)Adjustments made to record the operating lease asset and current and noncurrent operating lease liabilities, in accordance with Etanco’s adoption of ASC 842.

d)Adjustment to reflect accrual of $6.9 million transaction costs incurred by Simpson subsequent to December 31, 2021.

e)Current portion of long-term debt and Long-term debt, net of current portion

(In thousands)
Reversal to reflect repayment of Etanco's historical debt balance
Current portion	$(41,919)
Long-term portion	(294,728)
Additional debt financing
Simpson borrowings - current portion	22,500
Simpson borrowings - long-term portion	677,538
Debt issuance costs	(6,804)
Simpson total Long-term debt, net of current portion	$670,734

f)Adjustments to eliminate Etanco’s historical equity and record accrual of Simpson’s transaction costs of $6.9 million incurred subsequent to December 31, 2021.

g)Cost of sales, Operating expenses, Acquisition related costs, Interest expense, net and other

(In thousands)
Cost of sales
Inventory - fair value adjustment[1]	$(11,500)
Operating expenses
Reversal of Etanco's historical amortization expense	6,081
Amortization of acquired intangible assets	(18,800)
Total	$(12,719)
Acquisition related costs
Transaction costs incurred subsequent to December 31, 2021[2]	$(6,951)
Interest expense, net and other
Elimination of Etanco historical interest expense	27,293
Recorded interest expense for the additional debt financing	(14,863)
(1) The inventory acquired is expected to be sold within one year of the acquisition date.
(2) These costs will not affect Simpson’s Statement of Operations beyond 12 months after the acquisition date.

h)Provision for income taxes

(In thousands)
Income tax impact at Simpson’s statutory tax rate of 25.30%	$13,185
Income tax impact at Etanco’s statutory tax rate of 28.92%	(9,652)
Total	$3,533